UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

APPLE HOSPITALITY REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-37389	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, no par value	APLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Apple Hospitality REIT, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Items 1.01, 2.03, 7.01, 8.01 and 9.01 of Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2021, the Company, as borrower, and certain of its subsidiaries, as guarantors, entered into a Third Amendment to Credit Agreement (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated July 27, 2018 (as amended by First Amendment to the Credit Agreement, dated as of February 14, 2020, and as further amended by the Second Amendment to the Credit Agreement, dated as of June 5, 2020, and then, by the Amendment, collectively, the “Credit Agreement”), by and among the Company, as borrower, and certain of its subsidiaries, as guarantors, the lenders thereto and Bank of America N.A., as administrative agent. The Credit Agreement provides for an $850 million credit facility consisting of a $425 million revolving credit facility and $425 million of term loans.

In June 2020, the Company entered into an amendment to the Credit Agreement that suspended testing of the Company’s existing financial maintenance covenants under the Credit Agreement until the date the compliance certificate is required to be delivered for the fiscal quarter ending June 30, 2021 (the “Covenant Waiver Period”) and imposed certain restrictions that apply during such testing suspension period (the “Original Covenant Waiver Period Restrictions”). The Amendment extends the testing for all but two of the Company’s existing financial maintenance covenants under the Credit Agreement until the date the compliance certificate is required to be delivered for the fiscal quarter ending June 30, 2022 (unless the Company elects an earlier date) (the “Extended Covenant Waiver Period”). The testing for the Minimum Fixed Charge Coverage Ratio and the Minimum Unsecured Interest Coverage Ratio is suspended until the compliance certificate is required to be delivered for the fiscal quarter ending March 31, 2022.

The Amendment also provides for, among other things, the following modifications to the Original Covenant Waiver Period Restrictions during the remainder of the Extended Covenant Waiver Period:

•

An allowance under the mandatory prepayment provisions in the Credit Agreement of $300 million for acquiring unencumbered assets with proceeds from asset sales and a $300 million allowance for acquiring unencumbered assets funded by common equity so long as outstanding borrowings under the revolving credit facility are less than $275 million;

•	A minimum liquidity covenant of $125 million;
•

Restrictions on the Company’s and its subsidiaries’ ability to incur additional indebtedness, except that the Company is permitted to incur additional recourse indebtedness as long as the maturity is not earlier than June 5, 2026 and the cash proceeds are applied to repay existing indebtedness as required under the Credit Agreement;

•

Restrictions on the Company’s ability to make cash distributions (with exceptions permitting the payment of cash dividends of $0.01 per common share per quarter and the payments of dividends to the extent required to maintain REIT status or for other tax reasons);

•

A requirement to pledge the equity interests of each direct or indirect owner of certain unencumbered property in favor of the administrative agent if average liquidity for any month is less than $200 million or the total amount outstanding under the revolving credit facility exceeds $275 million;

•	Maximum discretionary capital expenditures of $50 million; and
•	Restrictions on the Company’s ability to repay or prepay existing indebtedness, except that the Company is permitted to prepay (prior to maturity) up to $35 million of secured debt maturities in 2021.

Following the Extended Covenant Waiver Period, the calculation of the existing financial covenants for the four quarters subsequent to the end of the Extended Covenant Waiver Period will continue to be annualized to the extent the period from the first day of the fiscal quarter during which the financial covenant testing resumes through the most recently ended fiscal quarter is not at least four fiscal quarters from the end of the Extended Covenant Waiver Period. The Amendment also modifies certain of the existing financial maintenance covenants to less restrictive levels following the Extended Covenant Waiver Period as follows:

•

Maximum Consolidated Leverage Ratio of 8.50 to 1.00 for the first two fiscal quarters, 8.00 to 1.00 for two fiscal quarters, 7.50 to 1.00 for one fiscal quarter and then a ratio of 6.50 to 1.00 thereafter;

•	Minimum Fixed Charge Coverage Ratio of 1.05 to 1.00 for the first fiscal quarter, 1.25 to 1.00 for one fiscal quarter and then a ratio of 1.50 to 1.00 thereafter;
•

Minimum Unsecured Interest Coverage Ratio of no less than 1.25 to 1.00 for one fiscal quarter, 1.50 to 1.00 for one fiscal quarter, 1.75 to 1.00 for one fiscal quarter and a ratio of 2.00 to 1.00 thereafter; and

•	Maximum Unsecured Leverage Ratio of 65% for two fiscal quarters and 60% thereafter.

During the Extended Covenant Waiver Period, the applicable interest rate on amounts outstanding under the Credit Agreement will be calculated, at the Company’s option, as follows: (i) for all revolving credit facility loans outstanding under the Credit Agreement, either (x) a Base Rate, plus a margin of 1.40% per annum or (y) London Interbank Offered Rate (“LIBOR”) plus a margin of 2.40% per annum, and (ii) for the term loans outstanding under the Credit Agreement, either (x) a Base Rate, plus a margin of 1.35% per annum or (y) LIBOR plus a margin of 2.35% per annum. The LIBOR floor of 0.25% and the Base Rate floor of 1.25% remain in place for any term loans under the Credit Agreement that are not hedged.

As of March 1, 2021, the revolving credit facility had an outstanding balance of $160.6 million and availability of $264.4 million, and the outstanding balance of the term loans was $425 million.

Certain of the lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the Amendment does not purport to be a complete statement of the terms and conditions of the Amendment and is qualified in its entirety by reference to the text of such Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

A copy of the press release issued by the Company on March 2, 2021 to announce the Amendment as discussed above is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Also, on March 1, 2021, the Company and certain of its subsidiaries, entered into an amendment to each of its four other unsecured credit facilities: the $85 million unsecured term loan facility entered into in 2017; the $225 million unsecured term loan facility entered into in 2018; the $85 million unsecured term loan facility entered into in 2019; and the $50 million unsecured senior notes facility entered into in 2020. As of March 2, 2021, the outstanding balance under these facilities was $445 million in the aggregate. The terms and conditions of these amendments are substantially the same as the Amendment described under Item 1.01 of this report.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

10.1

Third Amendment to the Credit Agreement, dated March 1, 2021, to Second Amended and Restated Credit Agreement dated as of July 27, 2018, among Apple Hospitality REIT, Inc., as borrower, certain subsidiaries of Apple Hospitality REIT, Inc., as guarantors, Bank of America, N.A., as Administrative Agent, KeyBank National Association and Wells Fargo Bank, National Association, as Co-Syndication Agents, U.S. Bank National Association, as Documentation Agent, Regions Bank as Managing Agent, the Lenders and Letter of Credit Issuers party thereto, and BofA Securities, Inc., KeyBanc Capital Markets, Wells Fargo Securities, LLC and U.S. Bank National Association, as Joint Lead Arrangers, and BofA Securities, Inc., KeyBanc Capital Markets and Wells Fargo Securities, LLC, as Joint Bookrunners.

99.1	Press Release dated March 2, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:	/s/ Justin G. Knight
Justin G. Knight
Chief Executive Officer

March 2, 2021